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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated March 27, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of PurchasePro.com on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of PurchasePro.com on Forms S-8 (File No. 333-91533, effective November 23, 1999, File No. 333-43914, effective August 16, 2000, and File No. 333-69308, effective September 12, 2001)

/s/  GRANT THORNTON LLP

Los Angeles, California
March 27, 2002

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS